EXHIBIT 15
November 12, 2021

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated November 2, 2021 on our review of interim financial information of Sonoco Products Company, which appears in this Quarterly Report on Form 10-Q/A, is incorporated by reference in the Registration Statements on Form S-3 (File No. 333-232937) and on Forms S-8 (File No. 333-206669, File No. 333-206671, File No. 333-206672, File No. 333-206673, and File No. 333-232936) of Sonoco Products Company.

Very truly yours,

/s/PricewaterhouseCoopers LLP